EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-44516, 33-46026, 33-62226, 33-88598, 333-02751, 333-29981, 333-52547, 333-75065, 333-34188, 333-54200 and 333-101525) and on Form S-3 (File No. 333-117230) of Emisphere Technologies, Inc., of our report dated March 11, 2005 relating to the financial statements which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

New York, New York
March 11, 2005